UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                                 Washington D.C.

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                 July 13, 2004
--------------------------------------------------------------------------------
                Date of Report (Date of earliest event reported)


                                  NESTOR, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


            0-12965                                     13-3163744
   --------------------------             --------------------------------------
    (Commission file number)               (IRS employer identification number)



                        400 MASSASOIT AVENUE, SUITE 200
                      EAST PROVIDENCE, RHODE ISLAND 02914
--------------------------------------------------------------------------------
                    (Address of principal executive offices)


                                 (401) 434-5522
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              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.


         CLARIFICATION OF CEO'S STATEMENTS.
         ----------------------------------

     On July 13, 2004, William B. Danzell, President & Chief Executive Officer of Nestor, Inc. (OTC: NESO), gave an interview to WallSt.net discussing Nestor and its business. In connection with that interview, Nestor wishes to clarify that neither the company, nor its subsidiary, Nestor Traffic Systems, Inc., currently offers a mobile speed detection product. Nestor is currently engaged in discussions with manufacturers of mobile speed detection products, with the objective of securing distribution rights to such a product, but there can be no assurance that the company will be able to obtain distribution rights. To date, there have been no agreements or understandings reached with any manufacturer of mobile speed detection products.

     In addition, Mr. Danzell's statement during the interview that the company's current cash position was "approximately $4 million" referred to the amount of cash, cash equivalents and marketable equity securities held by the company.

     A copy of the company's press release relating to the items described above is attached as Exhibit 99.1 and incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (c) Exhibits:

             The following exhibits are filed as part of this report:

             Exhibit Number         Description
             --------------         -----------
                  99.1              Press release dated July 23, 2004

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NESTOR, INC.
                                       (Registrant)



                                       By: /s/ Claire M. Iacobucci
                                          --------------------------------------
                                          Claire M. Iacobucci
                                          Treasurer and Chief Financial Officer


Dated:     July 23, 2004

                                  EXHIBIT INDEX
                                  -------------


             Exhibit Number         Description
             --------------         -----------
                  99.1              Press release dated July 23, 2004